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                                                                   EXHIBIT 10.19
                              NON-OFFSET AGREEMENT

                               November 10, 1997

Mr. Russell Wallace
Texas Galvanizing, Inc.
645 West Hurst Boulevard
Hurst, Texas 76053

       Re: Non-Offset Agreement

Dear Mr. Wallace:

       FWT, INC. ("FWT") is entering into a Credit Agreement dated November 12, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), with BT COMMERCIAL CORPORATION, as agent ("Agent") for financial institutions ("Lenders") which are or may hereafter become parties to the Credit Agreement. In connection therewith, FWT will grant to Agent on behalf of Lenders a security interest in substantially all of its personal property, including all inventory, raw materials, work-in-progress, spare parts, finished goods, accounts and proceeds thereof, whether now existing or hereafter acquired (the "Collateral") including all Collateral located at your facility.

       1. FWT hereby irrevocably instructs you, upon notice from Agent that an event of default has occurred under the Credit Agreement, (a) to turn over to Agent, or to permit the Agent to remove, such Collateral as may then be in your possession or under your control, and (b) not to release any such Collateral to FWT. The authorizations and instructions herein contained may be modified or terminated with the written consent of Agent.

       2. By executing this letter, you hereby agree to (a) waive and release unto Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for amounts due from FWT, or any other charges which may be due to you against the Collateral, any and all other claims, liens, offsets, deductions and demands of every kind which you now have or may hereafter have against the Collateral, and (b) agree that any rights you may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph), shall be second and subordinate to the rights of Agent in respect thereof.

       3. This agreement shall be binding upon and shall inure to the benefit of Agent, FWT, and you and each party's respective successors, administrators and assigns.
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Russell Wallace
November 10, 1997
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       IN WITNESS WHEREOF, Texas Galvanizing, Inc., FWT, Inc. and Agent have caused this agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   FWT, Inc.

                                   By: /s/ THOMAS F. MOORE
                                      ------------------------------
                                   Name: Thomas F. Moore
                                        ----------------------------
                                   Title: Vice President
                                         ---------------------------


                                   BT COMMERCIAL CORPORATION, as Agent

                                   By: /s/ ALBERT SUN
                                      ------------------------------
                                   Name: Albert Sun
                                      ------------------------------
                                   Title: Vice President
                                         ---------------------------



                                   TEXAS GALVANIZING, INC

                                   By: /s/ RUSSELL WALLACE
                                      ------------------------------
                                   Name: Russell Wallace
                                        ----------------------------
                                   Title: President
                                         ---------------------------